UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9151 East Panorama Circle, Centennial, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) increased the size of the Board from nine (9) to ten (10) directors and appointed Lawrence Chen, age 53, to the Board, effective as of that date. Mr. Chen will serve for a term continuing until the Company’s 2025 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board also approved Mr. Chen’s appointment to the Audit Committee of the Board. The Board has affirmatively determined that Mr. Chen qualifies as an “independent director” under the applicable New York Stock Exchange Rules, meets the heightened independence criteria required of audit committee members, and qualifies as financially literate.

Mr. Chen has served as President and Chief Executive Officer, and a member of the Board of Directors, of InterDigital, Inc., a pioneer in wireless, video, and artificial intelligence and leader in intellectual-property licensing since 2021. Prior to that, Mr. Chen served in roles of increasing responsibility at Qualcomm Incorporated, culminating in his appointment as Senior Vice President, Global Head of IP, Legal Counsel, from 2019 to 2021.

Mr. Chen will receive cash and equity compensation in accordance with the Company’s director compensation program, as described under the caption “Director Compensation” in the Company’s most recent proxy statement for its 2024 annual meeting of shareholders filed with the Securities and Exchange Commission on March 26, 2024, which description is incorporated herein by reference. In addition, Mr. Chen and the Company have entered into the Company’s standard form indemnification agreement.

The appointment of Mr. Chen to serve as a director was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no related party transactions between Mr. Chen and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2024, with approval of the Board, the Company filed with the Secretary of State of the State of New York, a restated certificate of incorporation (“Restated Certificate”), which:

(i)	eliminates all matters set forth in the Company’s Certificate of Incorporation with respect to shares of the Company’s $19.375 Convertible Exchangeable Preferred Stock, Participating Preferred Stock, and Series B $19.375 Convertible Exchangeable Preferred Stock, as no shares of any such series are currently outstanding;

(ii)	changes the post office address to which the Secretary of State shall mail a copy of any process against the Company served upon the Secretary of State;

(iii)	designates the Company’s current registered agent, and specifies the address of the registered agent; and

(iv)	changes the county of the Company’s office within the State of New York.

The Restated Certificate became effective as of December 12, 2024, upon the filing with the Secretary of State of the State of New York pursuant to Section 807 of the New York Business Corporation Law.

The foregoing summary of the changes effected by the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Chen as a member of the Board effective December 11, 2024, is attached hereto as Exhibit 99.1. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Arrow Electronics, Inc., dated as of December 12, 2024.
99.1	Press release issued by Arrow Electronics, Inc., dated December 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: December 12, 2024	By:	/s/ Carine L. Jean-Claude
	Name:	Carine L. Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary